Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Robert McPherson Sr. Vice President, CFO Metals USA Holdings Corp. 713-965-0990

METALS USA REPORTS RESULTS

FOR THIRD QUARTER 2008

October 20, 2008 – HOUSTON, TEXAS – Metals USA Holdings Corp. today announced its results for the quarter ended September 30, 2008. The Company recorded net sales for the third quarter of $617.7 million, a $148.1 million increase from the $469.6 million recorded during the third quarter 2007. Adjusted EBITDA for the quarter ended September 30, 2008 was $90.1 million, a 150% increase from the $36.1 million recorded in the third quarter 2007. Adjusted EBITDA (as defined and calculated in the attached table) is a non-GAAP financial measure used by Metals USA and its creditors to monitor the performance of the business. The Company recognized depreciation and amortization expenses during the quarter of $5.3 million. Operating income, the GAAP measure that we believe is most comparable to Adjusted EBITDA, was $84.4 million for the third quarter, $55.2 million higher than the same period last year. Interest expense for the quarter was $20.4 million. Net income was $36.0 million, compared to a net loss of $3.4 million recorded for the third quarter 2007, a $39.4 million increase.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Market conditions during the third quarter remained favorable for us. Demand continued to be healthy and our margins remained relatively unchanged from our record breaking second quarter. As a consequence, we are reporting great third quarter results with a record year-to-date adjusted EBITDA of $223 million. We began to reposition our inventory well in advance of recent market dislocation, which has proven prudent in the current environment, and have taken several steps to ensure continued access to financial liquidity.”

The Company announced on September 26th that it made a permitted election under the indenture governing its $300 million Senior Floating Rate Toggle Notes due 2012 to pay all interest under the Notes that is due on January 1, 2009, for the interest period beginning on October 1, 2008, and ending on December 31, 2008, entirely in kind (“PIK Interest”).

The Company had $542.0 million drawn under its asset based loan facility “(ABL Facility”) at September 30, 2008, with excess availability of $61.5 million. Cash balances were $173.1 million at quarter-end, reflecting the deposit into short term money market accounts invested in government securities of the Company’s draw of over $160 million of its excess borrowing capacity under its ABL Facility. Between the Company’s cash on hand and its excess availability Metals USA had $234.6 million of liquidity at September 30, 2008. Net debt of $944.7 million on September 30, 2008 was $101.0 million higher than net debt of $843.7 million on December 31, 2007 due primarily to an increase in working capital. Capital expenditures were $4.0 million for the quarter and $8.9 million year-to-date. Net cash used in operating activities for first nine months of 2008 was $97.7 million. Net income for the period was $79.6 million, which included non-cash costs of approximately $21.4 million. Additionally, changes in operating assets and liabilities resulted in a cash outflow of $198.7 million for the period, an amount that was primarily attributable to increases in inventories and accounts receivable, partially offset by an increase in accounts payable.

Metals USA has scheduled a conference call for Tuesday, October 21, 2008 at 11:00 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available for approximately 30 days following the call. To access the replay, dial (888) 203-1112 and enter the pass code 1540704.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s Prospectus to our Registration Statement on Form S-1, as amended, dated July 17, 2008, and historical Form 10-K and 10-Q’s which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of benefit, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.

- Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
Revenues:
Net sales	$617.7	$469.6	$593.1	$1,699.8	$1,413.1

Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	446.4	363.2	422.9	1,245.9	1,083.2
Operating and delivery	48.6	43.7	49.5	144.6	133.6
Selling, general and administrative	33.9	28.3	33.4	96.5	86.5
Depreciation and amortization	5.3	5.2	5.4	16.2	15.5
(Gain) loss on sale of property and equipment	(0.9)	—	(1.5)	(2.4)	—
Impairment of property and equipment	—	—	—	—	0.2

Operating income	84.4	29.2	83.4	199.0	94.1
Other (income) expense:
Interest expense	20.4	24.7	19.9	65.4	63.7
Loss on extinguishment of debt	—	8.4	—	—	8.4
Other (income) expense, net	0.2	(0.7)	0.1	0.2	(0.8)

Income (loss) before income taxes	63.8	(3.2)	63.4	133.4	22.8
Provision for income taxes	27.8	0.2	23.6	53.8	10.7

Net income (loss)	$36.0	$(3.4)	$39.8	$79.6	$12.1

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$173.1	$13.6
Accounts receivable, net of allowance of $8.7 and $8.3, respectively	277.8	196.8
Inventories	562.5	409.8
Deferred income tax asset	22.0	19.7
Prepayments and other	7.3	7.5

Total current assets	1,042.7	647.4
Property and equipment, net	190.1	202.1
Assets held for sale, net	1.8	—
Intangible assets, net	16.3	23.3
Goodwill	57.9	60.2
Other assets, net	26.5	26.0

Total assets	$1,335.3	$959.0

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$85.1	$75.5
Accrued liabilities	81.5	63.3
Current portion of long-term debt	1.6	2.3

Total current liabilities	168.2	141.1
Long-term debt, less current portion	1,116.2	855.0
Deferred income tax liability	64.5	67.4
Other long-term liabilities	24.2	21.1

Total liabilities	1,373.1	1,084.6

Commitments and contingencies
Stockholders’ deficit:
Common stock, $.01 par value, 30,000,000 shares authorized, 14,077,500 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	0.1	0.1
Additional paid-in capital	6.3	0.7
Retained deficit	(47.5)	(127.1)
Accumulated other comprehensive income	3.3	0.7

Total stockholders’ deficit	(37.8)	(125.6)

Total liabilities and stockholders’ deficit	$1,335.3	$959.0

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$79.6	$12.1
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
(Gain) loss on sale of property and equipment	(2.4)	—
Impairment of property and equipment	—	0.2
Provision for bad debts	2.3	1.7
Depreciation and amortization	18.2	16.6
Loss on debt extinguishment	—	8.4
Amortization of debt issuance costs and discounts on long-term debt	4.4	3.6
Deferred income taxes	(1.9)	(4.5)
Stock-based compensation	0.8	4.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(81.8)	(16.4)
Inventories	(152.7)	50.6
Prepayments and other	(0.6)	3.5
Accounts payable and accrued liabilities	26.9	14.2
Other	9.5	3.7

Net cash (used in) provided by operating activities	(97.7)	98.2

Cash flows from investing activities:
Sale of assets	9.5	1.0
Purchases of assets	(8.9)	(16.0)
Acquisition costs, net of cash acquired	—	(38.4)

Net cash provided by (used in) investing activities	0.6	(53.4)

Cash flows from financing activities:
Borrowings on credit facility	959.5	337.0
Repayments on credit facility	(698.0)	(366.0)
Issuance of long-term debt	—	291.0
Repayments of long-term debt	(2.3)	(150.5)
Deferred financing costs	(2.6)	(6.3)
Dividends paid	—	(288.5)

Net cash provided by (used in) financing activities	256.6	(183.3)

Net increase (decrease) in cash and cash equivalents	159.5	(138.5)
Cash and cash equivalents, beginning of period	13.6	155.8

Cash and cash equivalents, end of period	$173.1	$17.3

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
Segment:

Flat Rolled and Non-Ferrous:
Net sales	$244.5	$205.6	$234.5	$695.0	$630.1
Operating Income	$28.0	$12.5	$29.2	$72.1	$42.9
Depreciation and amortization	$1.7	$1.1	$1.9	$5.4	$2.9
EBITDA (1)	$29.7	$13.6	$31.1	$77.5	$45.8
Adjusted EBITDA (2)	$29.7	$13.6	$31.1	$77.5	$45.8
Shipments (3)	151	144	164	483	467

Plates and Shapes:
Net sales	$339.9	$225.3	$325.6	$915.1	$672.7
Operating Income	$62.4	$23.2	$64.2	$155.0	$73.7
Depreciation and amortization	$2.3	$2.1	$2.2	$6.9	$6.6
EBITDA (1)	$64.7	$25.3	$66.4	$161.9	$80.3
Adjusted EBITDA (2)	$64.7	$25.3	$66.4	$161.9	$80.3
Shipments (3)	212	207	240	672	626

Building Products:
Net sales	$37.8	$41.7	$36.4	$100.3	$121.0
Operating Income	$1.8	$1.1	$(2.5)	$(6.4)	$2.4
Depreciation and amortization (5)	$0.7	$0.5	$0.5	$2.5	$1.6
EBITDA (1)	$2.5	$1.6	$(2.0)	$(3.9)	$4.0
Adjusted EBITDA (2)	$1.8	$1.8	$0.9	$0.2	$4.2
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales	$(4.5)	$(3.0)	$(3.4)	$(10.6)	$(10.7)
Operating Income	$(7.8)	$(7.6)	$(7.5)	$(21.7)	$(24.9)
Depreciation and amortization	$1.1	$1.9	$1.2	$3.4	$5.5
EBITDA (1)	$(6.7)	$(5.7)	$(6.3)	$(18.3)	$(19.4)
Adjusted EBITDA (2)	$(6.1)	$(4.6)	$(5.8)	$(16.6)	$(14.0)
Shipments (3) (4)	(3)	(2)	(3)	(8)	(8)

Consolidated:
Net sales	$617.7	$469.6	$593.1	$1,699.8	$1,413.1
Operating Income	$84.4	$29.2	$83.4	$199.0	$94.1
Depreciation and amortization (5)	$5.8	$5.6	$5.8	$18.2	$16.6
EBITDA (1)	$90.2	$34.8	$89.2	$217.2	$110.7
Adjusted EBITDA (2)	$90.1	$36.1	$92.6	$223.0	$116.3
Shipments (3)	360	349	401	1,147	1,085

(1)	EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing our notes.
(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization and is used by management, together with Adjusted EBITDA, as a measure for certain performance-based bonus plans. Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing our notes. Our credit documents and the indenture governing our notes require us to meet or exceed specified minimum financial measures before we will be permitted to consummate certain acts, such as complete acquisitions, declare or pay dividends and incur additional indebtedness, and one of the more significant measures contained in our credit documents and the indenture governing our notes is Adjusted EBITDA.

We believe that EBITDA and Adjusted EBITDA are useful to investors because the measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles which we refer to as “GAAP,” and should not be viewed in isolation and do not purport to be an alternative to net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable U.S. GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

*	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;
*	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and
*	tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

Additionally, neither EBITDA nor Adjusted EBITDA are intended to be a measure of free cash flow for management’s discretionary use, as neither considers certain cash requirements such as capital expenditures, contractual commitments, interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures for other companies.

Below is a reconciliation of operating income to EBITDA and Adjusted EBITDA. Amounts for year-to-date periods may not equal the sum of the individual quarters due to rounding.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
	(In millions)
Operating Income	$84.4	$29.2	$83.4	$199.0	$94.1
Depreciation and amortization (1)	5.8	5.6	5.8	18.2	16.6

EBITDA	90.2	34.8	89.2	217.2	110.7
Indenture defined adjustments to EBITDA:
Facility closure	(0.7)	0.2	2.8	4.0	0.2
Stock options and grant expense	0.3	0.8	0.3	0.9	4.5
Management fees and other costs	0.3	0.3	0.3	0.9	0.9

Adjusted EBITDA	$90.1	$36.1	$92.6	$223.0	$116.3

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.